UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 619100

Dallas, Texas 75261-9100

(Address of Principal Executive Offices) (Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	KMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 19, 2026, Kimberly-Clark Corporation, a Delaware corporation (“Kimberly-Clark”), announced that it has priced a private offering (the “Offering”) of senior unsecured notes in a combined aggregate principal amount of $4.9 billion (collectively, the “Notes”). The Notes will be issued by Kimberly-Clark in five tranches: (i) $750,000,000 aggregate principal amount of 5.100% Notes due 2028, (ii) $1,000,000,000 aggregate principal amount of 5.300% Notes due 2029, (iii) $1,250,000,000 aggregate principal amount of 5.450% Notes due 2031, (iv) $750,000,000 aggregate principal amount of 5.650% Notes due 2034, and (v) $1,150,000,000 aggregate principal amount of 5.800% Notes due 2036. Kimberly-Clark expects that the Offering will be completed on or about October 29, 2026, subject to customary closing conditions.

The Offering is being conducted in connection with the previously announced proposed acquisition (“Acquisition”) of Kenvue Inc. (“Kenvue”), which is expected to be consummated in the fourth quarter of 2026, subject to the satisfaction of certain customary closing conditions. The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.

Kimberly-Clark intends to use the net proceeds from the Offering, together with cash on hand and/or borrowings under its commercial paper program, to fund the cash consideration payable in connection with the Acquisition, and to pay related fees and expenses. Kimberly-Clark expects to use any remaining net proceeds from the Offering for general corporate purposes. The Offering is not conditioned on the consummation of the Acquisition. However, if (i) the Acquisition has not been consummated prior to the date that is five business days after the later of (x) May 31, 2027 or (y) any later date as the parties to the Acquisition agreement may agree as the “Outside Date” thereunder or (ii) Kimberly-Clark notifies the trustee for the Notes that Kimberly-Clark will not pursue the consummation of the Acquisition, then Kimberly-Clark will be required to redeem all outstanding Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable special mandatory redemption date.

In connection with the Acquisition, on September 28, 2026, Kimberly-Clark commenced an offer to exchange all of Kenvue’s existing senior notes in exchange for new senior notes to be issued by Kimberly-Clark (the “Exchange Offers”) and solicitation of consents with respect to certain amendments to the indentures governing Kenvue’s existing senior notes (the “Consent Solicitations”) pursuant to a separate confidential offering memorandum and consent solicitation statement. If (i) the Exchange Offers are withdrawn (but the Acquisition has been consummated and the Notes are issued and outstanding) or (ii) if the Acquisition is consummated, the Notes are issued and outstanding and the Exchange Offers are not completed within four (4) business days after the expiration date of the Exchange Offers (as may be extended pursuant to the terms described in the offering memorandum and consent solicitation statement), the Notes will be fully and unconditionally guaranteed (the “Kenvue Guarantees”), on an unsubordinated unsecured basis, by Kenvue (or its successor, as applicable). The consummation of the Offering is not contingent on the completion of the Exchange Offers and Consent Solicitations and the completion of the Exchange Offers or Consent Solicitations is not guaranteed to occur on the terms described in the offering memorandum and consent solicitation statement or at all. This Current Report on Form 8-K (including Exhibit 99.1) does not constitute an offer to exchange or a solicitation of consent with respect to the Exchange Offers and Consent Solicitations and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes (including the Kenvue Guarantees, if any) have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or securities laws of any state or any other jurisdiction. Accordingly, the Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom. The Notes are being offered and sold only (a) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act and (b) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

On October 19, 2026, Kimberly-Clark issued a press release announcing the pricing of the Notes. A copy of the related press release issued by Kimberly-Clark is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety. Information contained on or accessible through any website referenced in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K.

This Current Report on Form 8-K (including Exhibit 99.1) does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the Notes or any other security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release of Kimberly-Clark Corporation, dated October 19, 2026.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Dated: October 20, 2026	By:	/s/ Nelson Urdaneta
	Name:	Nelson Urdaneta
	Title:	Senior Vice President and Chief Financial Officer